Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215, ir@ameresco.com
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Fourth Quarter and Full Year 2017 Financial Results

Full Year 2017 Financial Highlights (year over year):

•	Revenues of $717.2 million, compared to $651.2 million, up 10%

•	Net income attributable to common shareholders of $37.5 million, compared to $12.0 million

•	Net income per diluted share of $0.82, compared to $0.26

•	Net income includes a benefit of $14 million or $0.30 per diluted share related to the Tax Cuts and Jobs Act

•	Adjusted EBITDA of $63.3 million, compared to $56.2 million, up 13%

•	Non-GAAP EPS of $0.76, compared to $0.36

•	Record high project backlog of $1.77 billion, compared to $1.49 billion up 19%

FRAMINGHAM, MA - March 6, 2018 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter and year ended December 31, 2017. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics, and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary

“We had a great 2017 and enter 2018 with exceptional business momentum,” said George P. Sakellaris, President and Chief Executive Officer of Ameresco. “Our earnings growth accelerated in 2017, and we anticipate more acceleration in the year ahead. Business is strong because we have a focused, effective strategy in place, and we are executing well against it.”

Sakellaris continued, “Increased investment in the efficiency project pipeline resulted in outstanding backlog growth, giving us great visibility. Growth is supported by our success in penetrating new regions across the US, and from initial success in the UK. Finally, we are strengthening our business model through the continued expansion of our energy asset portfolio. This high margin, recurring revenue is becoming a significant contributor to profit, and is set to grow meaningfully in 2018 and beyond.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Fourth Quarter 2017

Revenues were $211.1 million, compared to $174.2 million. Net income was $23.8 million, compared to $3.3 million in 2016. Net income included $3.3 million of income attributable to redeemable non-controlling interest in 2017 and $0.1 million of expense attributable to redeemable non-controlling interest in 2016. Adjusted EBITDA, a non-GAAP financial measure, was $21.1 million, compared to $14.4 million.

Fourth quarter net income includes a benefit of $14 million or $0.30 per diluted share related to the impact of the re-measurement of the Company's deferred income tax balances because of the Tax Cuts and Jobs Act enacted in December 2017. Net income per diluted share was $0.52, compared to $0.07 in 2016. Non-GAAP EPS was $0.48, compared to $0.08.

Full Year 2017
Revenues were $717.2 million, compared to $651.2 million. Net income attributable to Ameresco, Inc. was $37.5 million, compared to net income of $12.0 million. Adjusted EBITDA was $63.3 million, compared to $56.2 million. Non-GAAP net income was $35.0 million, compared to $16.8 million.

Net income for Full Year 2017 includes a benefit of $14 million or $0.30 per diluted share related to the impact of the re-measurement of the Company's deferred income tax balances because of the Tax Cuts and Jobs Act enacted in December 2017. Net income per basic and diluted share was $0.82, compared to $0.26. Non-GAAP EPS was $0.76, compared to $0.36.

Additional Full Year 2017 Operating Highlights:

•
Cash flows used in operating activities, which excludes proceeds from Federal ESPC projects, were $136.6 million, compared to $58.1 million in the prior period, and adjusted cash from operations, a non-GAAP financial measure, was $28.5 million, compared to $32.0 million.

•	Total project backlog was $1.77 billion and consisted of:

◦
$572.5 million of fully-contracted backlog, representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next two to four years, on average; and

◦	$1.2 billion of awarded projects, representing projects in development for which we do not have signed contracts.

•	Energy Assets in development were $165.8 million or 78 MWe.

FY 2018 Guidance
Ameresco expects to earn total revenue in the range of $765 million to $800 million in 2018. The Company also expects adjusted EBITDA for 2018 to be in the range of $75 million to $85 million and net income per diluted share to be in the range of $0.55 to $0.65 for 2018. This guidance excludes the impact of any non-controlling interest activity and any additional charges relating to our restructuring activities, as well as any related tax impact.

Share Repurchase Program

Through the end of 2017, the Company repurchased 1,873,266 shares of its Class A common stock for $9.7 million. The Company has approximately $5.3 million of remaining authorization under the share repurchase program it announced in May 2016.

Webcast Reminder

The Company will host a conference call today at 8:30 a.m. ET today to discuss results.
The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-877-359-9508 (Access Code: 4085048)

•	International Participants: Dial 1-224-357-2393 (Access Code: 4085048)
Participants are advised to dial into the call at least ten minutes prior to register.
A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com.
An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.

Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission on March 3, 2017. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$24,262	$20,607
Restricted cash	15,751	12,299
Accounts receivable, net	85,121	85,354
Accounts receivable retainage, net	17,484	17,465
Costs and estimated earnings in excess of billings	104,852	56,914
Inventory, net	8,139	12,104
Prepaid expenses and other current assets	14,037	11,732
Income tax receivable	6,053	406
Project development costs	11,379	9,180
Total current assets	287,078	226,061
Federal ESPC receivable	248,917	158,209
Property and equipment, net	5,303	5,018
Energy assets, net	356,443	319,758
Goodwill	56,135	57,976
Intangible assets, net	2,440	3,931
Other assets	27,635	26,328
Total assets	$983,951	$797,281
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$22,375	$19,292
Accounts payable	135,881	126,583
Accrued expenses and other current liabilities	23,260	22,763
Billings in excess of cost and estimated earnings	19,871	21,189
Income taxes payable	755	775
Total current liabilities	202,142	190,602
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	173,237	140,593
Federal ESPC liabilities	235,088	133,003
Deferred income taxes, net	584	9,037
Deferred grant income	7,188	7,739
Other liabilities	18,754	15,154

Redeemable non-controlling interests	10,338	6,847

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2017 and 2016	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 29,406,315 shares issued and 27,533,049 shares outstanding at December 31, 2017, 29,005,284 shares issued and 27,706,866 shares outstanding at December 31, 2016	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2017 and 2016	2	2

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share amounts)

	December 31,
	2017	2016
	(Unaudited)
Additional paid-in capital	116,196	112,926
Retained earnings	235,844	194,353
Accumulated other comprehensive loss, net	(5,626)	(6,591)
Less - treasury stock, at cost, 1,873,266 shares at December 31, 2017, and 1,298,418 shares at December 31, 2016	(9,799)	(6,387)
Total stockholder's equity	336,620	300,693
Total liabilities, redeemable non-controlling interests and stockholder's equity	$983,951	$803,668

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$211,133	$174,225	$717,152	$651,227
Cost of revenues	169,674	138,208	572,994	516,883
Gross profit	41,459	36,017	144,158	134,344
Selling, general and administrative expenses	27,406	28,688	107,570	110,568
Operating income	14,053	7,329	36,588	23,776
Other expenses, net	2,639	2,448	7,871	7,409
Income before provision for income taxes	11,414	4,881	28,717	16,367
Income tax (benefit) provision	(9,087)	1,498	(4,791)	4,370
Net income	20,501	3,383	33,508	11,997
Net (income) loss attributable to redeemable non-controlling interest	3,310	(114)	3,983	35
Net income attributable to common shareholders	$23,811	$3,269	$37,491	$12,032
Net income per share attributable to common shareholders:
Basic	$0.52	$0.07	$0.82	$0.26
Diluted	$0.52	$0.07	$0.82	$0.26
Weighted average common shares outstanding:
Basic	45,537	45,811	45,509	46,409
Diluted	45,957	45,907	45,748	46,493

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net income	$33,508	$11,997
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	21,648	19,377
Depreciation of property and equipment	2,394	3,020
Amortization of deferred financing fees	1,620	1,503
Amortization of intangible assets	1,451	2,358
Provision for bad debts	77	5,392
Gain on sale of assets	(103)	—
Unrealized gain on interest rate swaps	(271)	(279)
Stock-based compensation expense	1,293	1,462
Deferred income taxes	(4,527)	2,867
Excess tax benefits from stock-based compensation arrangements	—	(99)
Unrealized foreign exchange (gain) loss	(1,406)	167
Changes in operating assets and liabilities:
Restricted cash	(818)	(5,423)
Accounts receivable	1,870	(12,002)
Accounts receivable retainage	1,279	3,875
Federal ESPC receivable	(157,538)	(116,753)
Inventory, net	3,966	1,118
Costs and estimated earnings in excess of billings	(46,730)	31,170
Prepaid expenses and other current assets	(2,471)	(98)
Project development costs	(3,007)	4,162
Other assets	(60)	(525)
Accounts payable, accrued expenses and other current liabilities	19,652	(2,798)
Billings in excess of cost and estimated earnings	(2,168)	(6,974)
Other liabilities	(540)	(3,578)
Income taxes payable	(5,678)	1,988
Cash flows from operating activities	(136,559)	(58,073)
Cash flows from investing activities:
Purchases of property and equipment	(2,851)	(2,807)
Purchases of energy assets	(86,264)	(73,234)
Proceeds from sale of assets of a business	2,777	—
Acquisitions, net of cash received	(2,409)	(3,575)
Cash flows from investing activities	(88,747)	(79,616)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	—	99
Payments of financing fees	(2,877)	(1,908)
Proceeds from exercises of options	1,977	1,054
Repurchase of common stock	(3,412)	(6,387)
Proceeds from senior secured credit facility, net	12,547	3,822

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
(in thousands)

	Year Ended December 31,
	2017	2016
	(Unaudited)
Proceeds from long-term debt financing	48,483	38,004
Proceeds from Federal ESPC projects	165,013	90,039
Proceeds from Federal ESPC energy assets	3,993	—
Proceeds from sale-leaseback financing	51,204	17,045
Proceeds from investment by non-controlling interests, net	7,473	6,392
Restricted cash	(2,149)	3,155
Payments on long-term debt	(53,459)	(14,014)
Cash flows from financing activities	228,793	137,303
Effect of exchange rate changes on cash	168	(650)
Net increase (decrease) in cash and cash equivalents	3,655	(1,036)
Cash and cash equivalents, beginning of period	20,607	21,645
Cash and cash equivalents, end of period	$24,262	$20,609

Non-GAAP Financial Measures (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$23,811	$3,269	$37,491	$12,032
Impact from redeemable non-controlling interest	(3,310)	114	(3,983)	(35)
Plus (less): Income tax (benefit) provision	(9,087)	1,498	(4,791)	4,370
Plus: Other expenses, net	2,639	2,448	7,871	7,409
Plus: Depreciation and amortization of intangible assets	6,658	6,523	25,493	24,755
Plus: Stock-based compensation	317	376	1,293	1,462
Plus (less): Restructuring and other charges	50	147	(111)	6,206
Adjusted EBITDA	$21,078	$14,375	$63,263	$56,199
Adjusted EBITDA margin	10.0%	8.3%	8.8%	8.6%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$23,811	$3,269	$37,491	$12,032
Impact from redeemable non-controlling interest	(3,310)	114	(3,983)	(35)
Plus (less): Restructuring and other charges	50	147	(111)	6,206
Plus (less): Income tax effect of non-GAAP adjustments	1,534	—	1,578	(1,430)
Non-GAAP net income	$22,085	$3,530	$34,975	$16,773

Diluted net income per common share	$0.52	$0.07	$0.82	$0.26
Effect of adjustments to net income	(0.04)	0.01	(0.06)	0.10
Non-GAAP EPS	$0.48	$0.08	$0.76	$0.36
Weighted average common shares outstanding - diluted	45,957,000	45,907,120	45,748,000	46,493,000

Adjusted cash from operations:
Cash flows from operating activities	$(45,803)	$(10,697)	$(136,559)	$(58,073)
Plus: Proceeds from Federal ESPC projects	42,673	24,964	165,013	90,039
Adjusted cash from operations	$(3,130)	$14,267	$28,454	$31,966

			December 31,
			2017	2016
			(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)			$1,199,000	$957,594
Fully-contracted			573,000	534,082
Total project backlog			$1,772,000	$1,491,676
Energy assets in development(2)			$165,800	$228,300

	Three Months Ended December 31		Twelve Months Ended December 31
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$102,000	$214,000	$542,000	$596,800
New awards(1)	$204,000	$117,000	$784,000	$598,600
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

(2) Estimated total construction value of all energy assets in construction and development
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2018
	Low	High
Operating income	$44,000	$52,000
Depreciation and amortization of intangible assets	30,000	31,000
Stock-based compensation	1,000	2,000
Adjusted EBITDA	$75,000	$85,000

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, stock-based compensation expense, restructuring charges, loss related to a significant non-core project in Canada and charges related to a significant customer bankruptcy. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, stock-based compensation expense, restructuring charges and loss related to a significant non-core project in Canada. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.
Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
During the first quarter of 2016, we changed our calculation and presentation of adjusted EBITDA to exclude restructuring charges and losses related to a significant non-core project in Canada and during the third quarter of 2016, we changed our calculation and presentation of adjusted EBITDA in order to exclude charges related to a significant customer bankruptcy. We do not consider these items indicative of our core operating performance. Adjusted EBITDA and adjusted EBITDA margin for the prior periods have been recalculated to be presented on a comparable basis.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, loss related to a significant non-core project in Canada, impact from redeemable non-controlling interest and charges related to a significant customer bankruptcy. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.